UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          United Bancshares, Inc.
                (Name of Registrant as Specified In Its Charter)


                Tucci & Tannenbaum, A Professional Corporation
                            300 North Third Street
                            Philadelphia, PA  19106
                                 (215)923-6200
                     -----------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:  N/A
     2)   Form, Schedule or Registration Statement No.:  N/A
     3)   Filing Party:  N/A
     4)   Date Filed:  N/A

                                     URGENT
                          IMMEDIATE RESPONSE REQUESTED


                                  May 31, 2000



Dear Shareholder:

On behalf of the Board of Directors and management, I am pleased to invite you to the 2000 Annual Meeting of Shareholders of United Bancshares, Inc. which is to be held on Friday, June 30, 2000, at 1:00 p.m. at the Federal Reserve Bank of Philadelphia, 100 North 6th Street, Philadelphia, PA. Accompanying this letter are a Notice of Meeting, a Proxy Statement and a proxy form admission ticket.

I URGE YOU TO READ THE ENCLOSED MATERIAL CAREFULLY AND TO COMPLETE, SIGN AND MAIL PROMPTLY THE PROXY FORM CONTAINED WITH THIS LETTER SO THAT YOUR VOTE WILL BE COUNTED. A SELF-ADDRESSED STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

The officers, directors and staff of United Bank sincerely appreciate your continuing support.

Sincerely,



Evelyn Smalls, President

                             UNITED BANCSHARES, INC.
                             300 NORTH THIRD STREET
                             PHILADELPHIA, PA 19106

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 30, 2000

                                 --------------

Dear Shareholders,

     The Annual Meeting of the Shareholders of United Bancshares, Inc. ("UBS") will be held at 1:00 p.m., local time, on Friday, June 30, 2000 at the Federal Reserve Bank of Philadelphia, 10 Independence Place, Philadelphia, Pennsylvania 19106, for the following purposes:

          1. To re-elect three Class A directors to serve until the expiration of their four year term.

          2. To ratify the appointment of Grant Thornton LLP as independent auditors for the 1999 fiscal year.

          3. To authorize additional shares of non-voting, Class B Common Stock.

          4. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.


                       By Order of the Board of Directors

                                        WILLIAM B. MOORE,
                                        Secretary
May 31, 2000

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 30, 2000
                                 PROXY STATEMENT

     The enclosed proxy is solicited by and on behalf of the Board of Directors of United Bancshares, Inc. ("UBS"). All costs of solicitation, (including printing and mailing of this Proxy Statement, meeting notice and form of proxy, as well as any necessary supplementary solicitations) will be paid by UBS. In addition to the solicitation of proxies by mail, officers and employees of UBS may solicit in person or by telephone. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses in sending soliciting materials to their principals.

     All shareholders of UBS Common Stock of record as of the end of business on May 15, 2000, are entitled to vote at the meeting or any adjourned session. Each share is entitled to one vote. As of the date upon which the enclosed proxy was mailed, there were issued and outstanding approximately 1,028,793 shares of UBS Common Stock. This Proxy Statement was mailed to the shareholders of UBS on or about May 31, 2000.

     At the Annual Meeting, the shareholders of UBS are being asked to consider and vote upon (i) the election of three Class A Directors to serve for a term of four years and until their successors are elected and qualified, (ii) the ratification of independent auditors for UBS; and (iii) the amendment of the Articles of Incorporation to authorize 500,000 additional shares of Class B, non-voting, common stock.

     Shares represented by a properly executed proxy will be voted in accordance with the instructions thereon, or if no specification is made, the persons named as proxies will vote for management's slate of Directors, and all proposals as recommended by the Board of Directors. Proxies may be revoked at any time before they are exercised by the subsequent execution and submission of a revised proxy, by written notice to the Secretary of UBS, or by voting in person at the meeting. The mailing address of UBS is 300 North Third Street, Philadelphia, Pennsylvania 19106.

     SHAREHOLDERS WHO NEED DIRECTIONS TO THE LOCATION OF THE ANNUAL MEETING SHOULD CALL 215-829-2265 BETWEEN THE HOURS OF 8:30 A.M. AND 4:30 P.M., LOCAL TIME, ON ANY BUSINESS DAY.

     A copy of UBS's Annual Report for the year ended December 31, 1999, including financial statements, is being distributed to each shareholder with this Proxy Statement.

                            1. ELECTION OF DIRECTORS.

      The Board of Directors of UBS has nominated the three persons listed below for election as Class A directors, each to hold office until the expiration of their four year term and until his or her successor is elected and qualified:

                                                                           YEAR FIRST      TERM
                                    PRINCIPAL                                BECAME        WILL
       NAME                  AGE    OCCUPATION                              DIRECTOR      EXPIRE
       ----                  ---    ----------                              --------      ------
L. Armstead
 Edwards ...                 57    Co-Chairman,                             1993           2004
                                   United Bancshares, Inc.
                                   Owner and President,
                                   P.A.Z., Inc.,
                                   Philadelphia., PA

Marionette Y.                55    Partner,                                 1996           2004
 Frazier ...                       John Frazier, Inc.
                                   Philadelphia, PA

Ernest L.
 Wright ...                  71    Founder, President and                   1993           2004
                                   CEO of Ernest L. Wright
                                   Construction Company
                                   Phila., PA

     If any such nominee is not available for election at the time of the meeting, the persons named as proxies will vote for such substitute nominee as the Board of Directors may recommend unless the number of directors serving on the Board is reduced. All nominees are currently Directors of UBS. Directors Edwards and Wright have served as directors since UBS's inception.

     On May 15, 2000, the nominees owned shares of UBS in the following amounts:
L. Armstead Edwards (10,833 shares); Marionette Y. Frazier (9,350 shares); and Ernest L. Wright (5,000 shares). On May 15, 2000, all directors and officers of UBS, as a group, owned approximately 7.33% of all of the outstanding voting shares of UBS.

     In addition to the nominees proposed above, the following persons will serve as Directors of UBS during the ensuing year:

                                                                             YEAR FIRST      TERM
                                            PRINCIPAL OCCUPATION               BECAME        WILL
       NAME                       AGE     AND OTHER DIRECTORSHIPS             DIRECTOR      EXPIRE
       ----                       ---     -----------------------             --------      ------


James F. Bodine ...               78      Retired as Managing                  1993          2002
                                          Partner, Urban Affairs
                                          Partnership Phila., PA.; Co-Chairman
                                          United Bank and UBS

S. Amos Brackeen ...              81      Founder and Pastor,                  1993          2003
                                          Philippian Baptist
                                          Church of Phila., PA.

Emma C. Chappell ..               59      Former Chairman of                   1993          2003
                                          the Board, President and CEO
                                          of UBS and United Bank
                                          of Philadelphia

Kemel G. Dawkins ...              76      President, Kemrodco                  1993          2001
                                          Development and
                                          Construction Company, Inc.,
                                          President, Kem-Her
                                          Construction Company
                                          Inc., Phila., PA.

William C. Green ...               75     Co-founder, Ivy Leaf                 1993          2002
                                          Middle School,
                                          Philadelphia, PA

Angela M. Huggins ...              60     President and CEO                    1993          2001
                                          RMS Technologies
                                          Inc. Foundation;
                                          Treasurer - United Bank and
                                          UBS

William B. Moore ...               57     Secretary,                           1993          2003
                                          United Bancshares, Inc.
                                          Pastor, Tenth Memorial
                                          Baptist Church,
                                          Philadelphia, PA

     The proxy holders will have the right to vote for any or all of the named nominees or their substitutes, as the proxy holders deem best. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the Directors remaining in office, though less than a quorum. Each Director so elected shall remain a Director until his or her successor is elected by the shareholders at the annual meeting of the shareholders at which members of the Directors' class are elected, or at any special meeting prior thereto called for such purpose.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of UBS, during the year ended December 31, 1999, held eleven meetings. The following Directors attended less than seventy-five percent (75%) of the board meetings of UBS held: NONE.

     The Board of UBS has a standing Human Resources Committee which is composed of the following Directors, a majority of whom are not "interested persons" of
UBS:

                          S. Amos Brackeen
                          James F. Bodine
                          Kemel G. Dawkins
                          William C. Green

During the year ended December 31, 1999, the UBS Human Resources Committee held two meetings. The Committee is responsible principally for: (1) evaluating the performance of UBS's executive officers, and developing and approving the executive compensation plan (including base salary, customary insurance and other benefits, and incentives) for such officers; and (2) interviewing, evaluating and recommending to shareholders candidates for election to UBS's Board of Directors.

     The Committee will consider Director nominations recommended by shareholders. Such nominations can be made by submitting a written request for consideration of a candidate, including a resume, to Reverend S. Amos Brackeen, Chairman of the Human Resources Committee.

     The Board of UBS also has a standing audit committee for the purpose of interfacing with UBS's independent auditors and reviewing the internal controls of UBS consisting of the following board members:

                                 James F. Bodine
                                S. Amos Brackeen
                                Kemel G. Dawkins
                               L. Armstead Edwards
                              Marionette Y. Frazier
                                William C. Green
                                Angela M. Huggins
                                William B. Moore
                                Ernest L. Wright

                          PRINCIPAL EXECUTIVE OFFICERS

NAME                           AGE           OFFICE
----                           ---           ------

Evelyn Smalls                  54            President

L. Armstead Edwards            57            Co-Chairman

James F. Bodine                78            Co-Chairman

Reverend William B
 Moore                         57            Secretary

Angela M. Huggins              60            Treasurer

     Until May, 2000, Dr. Emma C. Chappell served as President and Chairman of UBS and the Bank.

                          REMUNERATION OF DIRECTORS AND
                               EXECUTIVE OFFICERS
                               COMPENSATION TABLE



      NAME OF INDIVIDUAL OR    CAPACITIES IN
      NUMBER IN GROUP          WHICH SERVED            1999 SALARY    1999 CASH BONUS    1999 OPTIONS     SERP
      ---------------          ------------            -----------    ---------------    ------------     ----

      Emma C. Chappell         Chairman, President      $174,500          $11,183          0              $51,840
                               Chief Executive Officer
                               (through May, 2000)

                                                      1998 SALARY     1998 CASH BONUS     1998 OPTIONS     SERP
                                                      -----------     ---------------     ------------     ----
                                                       $165,000           $18,000           29,694(1)    $48,000

                                                      1997 SALARY     1997 CASH BONUS     1997 OPTIONS     SERP
                                                      -----------     ---------------     ------------     ----

                                                        $162,000             $0                0         $48,000


     (1) These options to purchase the UBS's Common Stock at $8.54 per share were issued in December 1998 to replace options that expired in 1998. The options have a ten year term.

     Dr. Emma C. Chappell, as Chairman of the Board and Chief Executive Officer of the Bank and UBS, received a minimum annual salary of $150,000. A copy of the employment agreement entered into among Dr. Chappell, the Bank and UBS is incorporated herein by reference.

     Ms. Smalls serves as President of the Bank and UBS pursuant to a two year employment agreement entered into May 31, 2000

     Ms. Hudson-Nelson serves as Senior Vice President and Chief Financial Officer of the Bank and UBS pursuant to a two year employment agreement entered into May 31, 2000.

     One hundred thousand shares of the Bank's Common Stock are subject to a Long Term Incentive Compensation Plan (the "Plan") under which options to purchase the Bank's Common Stock may be granted to key employees of a price not less than the fair market value thereof at the date of the grant ("Options"), and Common Stock may be awarded as Restricted Stock, subject for a period of time to substantial risk of forfeiture and restrictions on disposition as determined by the Compensation Committee as of the date of the grant ("Restricted Stock"). Pursuant to the Plan, options are granted in tandem with Stock Appreciation Rights allowing the holder of an Option to surrender the Option and receive an amount equal to the appreciation in market value of a fixed number of shares of Common Stock from the date of the grant of the Option ("SARs"). SARs may be payable in Common Stock or cash or a combination of both. The Plan also allows the Compensation Committee to grant Performance Shares, which are contingent rights to receive, when certain performance criteria have been attained, amounts of Common Stock and cash determined by the Compensation Committee for such an award. Such rights are subject to forfeiture or reduction if performance goals specified are not met during the performance period. No such options, restricted stock or SARs were granted for 1999 performance.

     No deferred compensation, incentive compensation or any further compensation pursuant to any plan has been paid by the Bank, or will be paid by the Bank based on services rendered to the Bank to the date of this filing.

     At its annual meeting held May 6, 1994, the shareholders of the UBS approved the establishment of an Employee Stock Ownership Plan ("ESOP"). The ESOP has not been formally activated by the UBS. No purchases have been made pursuant to the ESOP.

     Directors of the Bank are compensated for each meeting attended in the amount of three hundred dollars fifty ($350) per Board meeting attended and one hundred fifty dollars ($150) for each committee meeting attended. Directors who are also salaried officers of the Bank receive no remuneration for their services as Directors. During the year ended December 31, 1999, the Bank paid Directors' fees to its "non-interested" Directors totaling $31,550. UBS has paid no director fees since its inception.

     Beginning in February, 2000, the Board of the Bank began meeting weekly. At this time the Board reduced its compensation to provide that each director will continue to receive compensation for only one board and committee meeting per month.

                             2. INDEPENDENT AUDITORS

     The Board of Directors has selected Grant Thornton LLP as independent auditors to audit and certify consolidated financial statements of UBS for the year ending December 31, 1999 and to provide certain accounting services to UBS during 2000. Grant Thornton LLP has served in this capacity since October, 1997.

     A representative of Grant Thornton LLP will be present at the meeting if requested by a shareholder (either by telephone or in writing) in advance of the meeting. Such requests should be directed to the Secretary of UBS.

REQUIRED VOTE

     An affirmative vote of a majority of the shares of UBS represented at the meeting will be required to ratify this appointment. The Board of Directors recommends a vote for this proposal.

             3. AUTHORIZATION OF ADDITIONAL NON-VOTING COMMON STOCK.

     On September 30, 1998 the Articles of Incorporation of UBS were amended, by filing of Articles of Amendment with the Commonwealth of Pennsylvania on September 30, 1998. Of the 2,000,000 shares of Common Stock authorized, 250,000 have been designated Class B Common Stock. As of March 31, 1999, 166,666 shares of Class B Common Stock were issued and outstanding.

REQUIRED VOTE.

     An affirmative vote of a majority of the shares of UBS represented at the meeting will be required to authorize the additional shares of Class B Common Stock. The Board of Directors recommends a vote for this proposal.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

              OFFICERS AND DIRECTORS OF UNITED BANK OF PHILADELPHIA

                                   PRINCIPAL OCCUPATION                        YEAR FIRST
      NAME                  AGE    AND OTHER DIRECTORSHIPS                   BECAME DIRECTOR
      ----                  ---    -----------------------                   ---------------
James F. Bodine ...          78    Retired as Managing                          1993
                                   Partner, Urban Affairs
                                   Partnership Phila., PA.

S. Amos Brackeen ...         81    Founder and Pastor,                          1993
                                   Philippian Baptist
                                   Church of Phila., PA.

Emma C. Chappell ..          59    Chairman of                                  1993
                                   the Board, President and CEO
                                   of Registrant and United Bank
                                   of Philadelphia

Kemel G. Dawkins ...         76    President, Kemrodco                          1993
                                   Development and
                                   Construction Company, Inc.,
                                   President, Kem-Her
                                   Construction Company
                                   Inc., Phila., PA.

L. Armstead Edwards ...      57    Treasurer,                                   1993
                                   United Bancshares, Inc.
                                   Owner and President,
                                   P.A.Z., Inc.,
                                   Philadelphia., PA

Marionette Y. Frazier ...    55    Partner,                                     1996
                                   John Frazier, Inc.
                                   Philadelphia, PA

William C. Green ...         75    Co-founder, Ivy Leaf                         1993
                                   Middle School, Philadelphia, PA

Angela M. Huggins ...        60    President and CEO                            1993
                                   RMS Technologies Inc. Foundation

William B. Moore ...         57    Secretary, United Bancshares, Inc.           1993
                                   Pastor, Tenth Memorial
                                   Baptist Church,
                                   Philadelphia, PA

Ernest L. Wright ...         71    Founder, President and                       1993
                                   CEO of Ernest L. Wright
                                   Construction Company Phila., PA

     Each of these officers and directors are also officers and directors of UBS. See "Election of Directors."

LOANS TO OFFICERS AND DIRECTORS

     As of December 31, 1999, the Bank had loans to certain officers and directors and their affiliated interests in aggregate dollar amount of approximately $1,442,600. Such transactions are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for other non-related party transactions.

300 NORTH THIRD STREET

     The Bank leases its corporate headquarters facility from ECC Properties, LLC. ECC Properties, LLC is owned by Dr. Chappell. For a detailed discussion of this transaction is contained in the Annual Report.

PHILADELPHIA UNITED

     Dr. Chappell, who served as Chairman, President and CEO of the Bank and UBS also serves as Chairman of Philadelphia United Community Development Corporation ("Philadelphia United"). Her daughter, Tracey Carter, serves as President of Philadelphia United. The Bank subleases office space to Philadelphia United.


                                 OTHER INFORMATION

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information regarding UBS's Common Stock owned by: (i) each person who is known by the Board of Directors of UBS to be the beneficial owner of more than 5% of UBS's outstanding Common Stock; (ii) each of UBS's Directors, nominees for Director and principal officers of UBS as a group:


                                                                        NUMBER OF SHARES AND
                                                                       THE PERCENTAGE OF EACH
                                                                           CLASS OF VOTING
          NAME AND ADDRESS                   COUNTRY OF CITIZENSHIP       SECURITIES OWNED
          ----------------                   ----------------------       ----------------

Philadelphia Municipal Retirement            USA                           71,667 shares
  System                                                                       6.97%
2000 Two Penn Center
Philadelphia, PA  19102


                       DIRECTORS AND OFFICERS OF THE BANK

                                         SHARES OF REGISTRANT'S COMMON STOCK
                                         -----------------------------------
NAME                                      BENEFICIALLY OWNED    PERCENTAGE
----                                      ------------------    ----------

James F. Bodine                                10,833               1.05%
S. Amos Brackeen                                5,000                .49%
Emma C. Chappell(1)                             7,000                .68%
Kemel G. Dawkins                                8,333                .81%
L. Armstead Edwards                            10,833               1.05%
Marionette Y. Frazier                           9,350                .91%
William C. Green (2)                           13,833               1.34%
Angela M. Huggins                               4,200                .41%
William B. Moore                                1,000                .10%
Ernest L. Wright                                5,000                .49%
                                               ------               ----
     TOTAL                                     75,882               7.33%
                                               ======               ====

(1) Dr. Chappell also acts as Trustee of a voting trust agreement pursuant to which Fahnstock, Inc deposited 5,209 shares of Common Stock of UBS with Dr. Chappell as Trustee, to be voted by Dr. Chappell pursuant to the terms of the Voting Trust. The term of the Voting Trust is ten years.

     Dr. Chappell acts as Trustee of a voting trust agreement pursuant to which NationsBank Corporation deposited 33,500 shares of Common Stock of UBS with Dr. Chappell as Trustee, to be voted by Dr. Chappell pursuant to the terms of the Voting Trust. The term of the Voting Trust is ten years.

     Dr. Chappell also owns options to purchase up to 29,694 shares of the common stock of UBS at a purchase price of $8.54 per share. These options were awarded in December, 1998 and remain in effect for a term of ten years from that date.

     (2) Owned jointly with Liller B. Green, his wife.


LITIGATION

     A complaint has been filed by the investors of a depositor, Monument Financial Group, naming the Bank as a party. The complaint filed in the Court of Common Pleas of Philadelphia County. The investors allege that, as a result of the actions of the Bank in permitting the processing of certain checks in what plaintiffs assert was an improper manner, the depositor was unable to pay certain obligations to the plaintiffs. The complaint seeks damages in excess of $400,000.

     The Bank has defenses to the allegations raised in the complaint. Based upon these allegations, the Bank believes that it is not liable. In addition, the Bank has insurance that will cover any loss, including costs of defense, in excess of a $50,000 deductible.

     No other material claims have been instituted or threatened by or against Registrant or its affiliates other than in the ordinary course of business.

ADJOURNMENT

     If sufficient votes in favor of any of the proposals set forth herein are not received by the time scheduled for the meeting, the persons named as proxies may propose one or more adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to any such proposal. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies required to be voted against any such proposals. The Bank pays the costs of any additional solicitation and of any adjourned session.

OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the meeting. However, if any other matters come before the meeting, it is the intention that the proxies which do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named on the enclosed form of proxy.

                              FINANCIAL STATEMENTS

        The consolidated financial statements of UBS are not set forth in this Proxy Statement. However, they are distributed herewith in the Annual Report of UBS for the year ended December 31, 1999.



                       ----------------------------

                          YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWN PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY FORM, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE, IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID ADDITIONAL EXPENSE TO UBS OR FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY FORM PROMPTLY.

                          ----------------------------